Exhibit 32.1(*)

Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of WebEx Communications, Inc. (the "Company") on Form
10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Subrah S. Iyar, Chief Executive Officer of the Company, certify, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of
1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 12, 2004

/s/
SUBRAH S. IYAR
Subrah S. Iyar
Chief Executive Officer

_____________________________
(*) In accordance with Item 601(b)(32)(ii) of Regulation S-K and SEC Release Nos. 33-8238 and 34-47986, Final Rule: Management’s Reports on Internal Control Over Financial Reporting and Certification of Disclosure in Exchange Act Periodic Reports, the certification furnished in this Exhibit 32.1 is deemed to accompany this Form 10-K and will not be deemed "filed" for purpose of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by referenceof Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Form 10-K for year ended December 31, 2003

Form 10-K for year ended December 31, 2003